UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597	47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Vista Way, Anoka, MN (Address of principal executive offices)	55303 (Zip Code)

Registrant’s telephone number, including area code: (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Christopher T. Metz as Chief Executive Officer and Director

On February 2, 2023, the Board of Directors of Vista Outdoor Inc. (“Vista Outdoor” or the “Company”) announced that Christopher T. Metz has resigned, effective as of February 1, 2023, from his position as Chief Executive Officer and as a director of the Company at the request of the Board based on the Board’s loss of confidence in his leadership for reasons not involving financial reporting or internal controls. The Board’s request for Mr. Metz to resign was determined in the Board’s discretion to be the best path for Vista Outdoor after the consideration of a number of alternatives. Mr. Metz’s resignation as a director of the Company is not related to any disagreement on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Metz’s resignation, the Company negotiated and entered into a General Release and Resignation Agreement (the “Agreement”) with Mr. Metz.  Pursuant to the Agreement, Mr. Metz has agreed to remain employed on a full time non-officer basis until March 31, 2023 (the “Separation Date”) to facilitate the transition to interim Chief Executive Officer, Gary L. McArthur. Mr. Metz has also agreed to be available for up to an additional three months of consulting services. The Agreement provides for mutual releases of claims between the parties and non-disparagement covenants. As consideration, the Agreement provides that the Company will provide Mr. Metz with the following severance benefits: a lump sum cash payment in an amount equal to 100% of his current annual base salary; payment of any amount earned by Mr. Metz under the Company’s Annual Incentive Plan for the fiscal year ended March 31, 2023, based on actual Company performance; accelerated vesting of  the portion of his unvested time-based restricted stock units (“RSUs”) that would have vested had he remained employed by the Company for 12 months following the Separation Date; Mr. Metz’s unvested performance-based restricted stock unit (“PSU”) award agreements shall remain outstanding and eligible to vest (on a pro-rated basis) in accordance with the existing terms thereof (100% of Mr. Metz’s 2021-2023 PSU award, two-thirds of Mr. Metz’s 2022-2024 PSU award and one-third of Mr. Metz’s 2023-2025 PSU award shall remain outstanding and eligible to vest); Mr. Metz’s outstanding stock options shall remain outstanding in accordance with the existing terms thereof; and Company-paid COBRA premiums under Vista Outdoor’s health and dental plans until 18 months following the Separation Date.  If engaged, Mr. Metz will also receive a monthly retainer for his consulting services of $90,000. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Appointment of Gary L. McArthur as Interim Chief Executive Officer

 The Board has appointed Gary L. McArthur, an independent member of the Board prior to his appointment, to serve as interim Chief Executive Officer of the Company, effective as of February 1, 2023, while the Board undertakes a search to identify the Company’s next Chief Executive Officer.

Mr. McArthur, age 62, has served as a director of Vista Outdoor since February 2015, and has served as a member of the Audit Committee of the Board since 2015, as chairman of the Audit Committee of the Board since 2018 and as a member of the Nominating and Governance Committee of the Board since 2018. In connection with his appointment as interim Chief Executive Officer, Mr. McArthur has resigned from his positions on the Audit Committee and the Nominating and Governance Committee. Information regarding Mr. McArthur’s business experience and qualifications is disclosed under “Corporate Governance at Vista Outdoor—The Vista Outdoor Board of Directors—Gary L. McArthur” in the Company’s definitive Proxy Statement for its 2022 Annual General Meeting of Stockholders, which was filed with the Securities and Exchange Commission on June 10, 2022, and is incorporated herein by reference. There is no arrangement or understanding between Mr. McArthur and any other person pursuant to which Mr. McArthur was selected as an officer, and there are no family relationships between Mr. McArthur and any of the Company’s directors or executive officers.

At the time of the filing of this Current Report on Form 8-K, the Company has not finalized a compensatory arrangement with Mr. McArthur in connection with his appointment as interim Chief Executive Officer. Upon the entry by the Company into any such material compensatory or other arrangements with Mr. McArthur, the agreement setting forth such arrangements will be filed by the Company with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure.

On February 2, 2023, the Company issued a press release announcing the resignation of Mr. Metz as Chief Executive Officer and as a director of the Company and the appointment of Mr. McArthur as interim Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	General Release and Resignation Agreement, dated as of February 1, 2023, between Vista Outdoor Inc. and Christopher T. Metz.

99.1	Press release, dated February 2, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Andrew Keegan
	Name:	Andrew Keegan
	Title:	Vice President and Chief Financial Officer (Interim)

Date:  February 2, 2023